Exhibit 99.1

SINOCOKING UNDERGROUND SYNGAS PROJECT BEGINS CONSTRUCTION

PINGDINGSHAN, China, October 27, 2014 -- SinoCoking Coal and Coke Chemical Industries, Inc. (NasdaqCM: SCOK), an emerging producer of clean energy products located in Henan Province, today announced that it had commenced construction of its underground coal gasification (UCG) facility for the production of clean-burning syngas.

Located in Pingdingshan, the UCG facility will be the first in China to incorporate carbon capture and store (CCS) technology, a process that sequesters resulting carbon dioxide gas deep underground for decades.

When completed in March of next year, the SinoCoking facility is expected to produce 60,000 cubic meters of syngas per hour.

Both the UCG and CCS technologies to be utilized at the facility are jointly owned by SinoCoking’s two technology partners -- the Institute of Process Engineering of the Chinese Academy of Sciences and the North China Institute of Science and Technology -- both of which have designated SCOK as their exclusive agent to commercialize both processes.

Construction at the underground facility will be co-directed by Dr. Wenjun Li of the North China Institute of Science and Technology, and the senior technical operations staff of SinoCoking including the company’s chief executive officer, Mr. Jianhua Lv.

"Today marks yet another key date in the history of our company,” commented Mr. Lv. “After many years of research, planning and testing, we have at last embarked on our journey to become the first company in China – and one of the few in the world – to commercialize both UCG and CCS technologies in a single industrial venture.

“This project, we believe, will not only help reduce our nation’s reliance on the burning of coal for energy,” he said. “It will also be designed to avoid the damaging groundwater contamination often associated with previous UCG projects.”

The result, he said, would be “a UCG facility representing among the leading technological and environmental achievements in China.”

Today’s announcement follows one on October 20 stating that the company had commenced producing and shipping syngas at its aboveground syngas facility in Pingdingshan. At full capacity that facility is scheduled to produce 25,000 cubic meters of syngas per hour, and may, pending application of a gas compression technology, reach a capacity of 50,000 cubic meters of syngas per hour by the first quarter of next year.

About SinoCoking

SinoCoking and Coke Chemical Industries, Inc. (www.scokchina.com), a Florida corporation, is an emerging producer of clean energy products located in Pingdingshan, Henan Province, China. The company has historically been a vertically-integrated coal and coke processor of basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd., Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., Baofeng Shuangri Coal Mining Co., Ltd., and Baofeng Xingsheng Coal Mining Co., Ltd.

For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

Forward Looking Statements

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans," "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think," "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Contact:

SinoCoking	Investor Relations Counsel:
Song Lv, Chief Financial Officer	Rick Eisenberg, Asia IR--PR.
+ 86-375-2882-999	(212) 496-6828
lvsong@sinocoking.net	rick@asia-irpr.com
http://www.scokchina.com/	http://asia-irpr.com/

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